SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Sec. 240.14a-12

Lincoln National Convertible Securities Fund, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

One Commerce Square
2005 Market Street
Philadelphia, PA 19103

CAUTION - PROXY CONTEST COMMENCED
ANNUAL MEETING RESCHEDULED FOR AUGUST 15, 2002

June 7, 2002

Dear Fellow Shareholder:

The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (the "Fund"), wants to alert you that a dissident shareholder, Phillip Goldstein, has filed opposition proxy materials and announced his intention to launch another costly and disruptive proxy contest in an attempt, among other things, to take control of your Board of Directors.

Mr. Goldstein is no stranger to your Fund, and our long-term shareholders may remember his similar and unsuccessful efforts of the last two years. Your Board is unanimously opposed to Mr. Goldstein's solicitation and we caution you against inadvertently signing Mr. Goldstein's proxy card or taking any other action which might not be in your own best interests.

Because Mr. Goldstein launched his proxy contest less than two weeks before our Annual Meeting, we have rescheduled your Fund's Annual Meeting for August 15, 2002. Rescheduling the Annual Meeting will afford us sufficient time to prepare and distribute materials in opposition to Mr. Goldstein's solicitation and give you adequate time to cast an informed vote.

We regret that your Fund again is faced with a disruptive and costly proxy contest, but we assure you that your Board will continue to act vigorously to protect your best interests. Again, we caution you NOT to sign any proxy card you may receive from Mr. Goldstein.

As further information becomes available, we will keep you updated. On behalf of your Board of Directors, thank you for your interest and continued support.

Sincerely,

David K. Downes
President

This information was furnished on behalf of the Fund, its Board of Directors and Fund management. Information regarding the participants in the Fund's proxy solicitation and their interest in such solicitation may be obtained by reviewing the Fund's preliminary proxy materials once they have been filed with the Securities and Exchange Commission ("SEC"). Your Fund will shortly be sending you definitive proxy materials which you should read as they contain important information. You may obtain a copy of the Fund's preliminary and definitive proxy materials when filed, free of charge at the SEC's web site at http://www.sec.gov. The Fund will also provide you with a copy of its materials without charge. Please contact D. F. King at the toll-free number provided on the reverse.